UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Soho House & Co Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London, United Kingdom		WC2R 1EA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SHCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2024, Soho House & Co Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 11:00 a.m. Eastern Time (4:00 p.m. British Summer Time) virtually via live webcast. Two items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Three Class I Directors and Four Class III Directors

Each of Alice Delahunt, Dasha Zhukova and Nicole Avant was elected to serve as a Class I director to hold office until the Company’s 2025 annual meeting of stockholders. Each of Joe Hage, Eric Deardorff, Her Excellency Sheikha Al Mayassa Bint Hamad Al-Thani and Andrew Sasson was elected to serve as a Class III director to hold office until the Company’s 2027 annual meeting of stockholders. Votes were cast as follows:

	For	Abstained/Withheld	Broker Non-Votes
Class I Nominees
Alice Delahunt	1,421,033,278	5,764,782	6,571,199
Dasha Zhukova	1,426,692,007	106,053	6,571,199
Nicole Avant	1,421,034,063	5,763,997	6,571,199

Class III Nominees
Joe Hage	1,421,594,834	5,203,226	6,571,199
Eric Deardorff	1,426,748,494	49,566	6,571,199
Her Excellency Sheikha Al Mayassa Bint Hamad Al-Thani	1,422,636,600	4,161,460	6,571,199
Andrew Sasson	1,426,716,859	81,201	6,571,199

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BDO LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024 by the following vote:

For	Against	Abstain	Broker Non-Votes
1,433,315,607	38,586	15,066	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Soho House & Co Inc.

Date:	June 25, 2024	By:	/s/ Ben Nwaeke
Ben Nwaeke, Chief Legal Officer